UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 24, 2006

 YUKON RESOURCES CORP.
(Exact name of registrant as specified in this charter)

Nevada	333-118980	20-0803515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 – 141 Adelaide St. W., Toronto, Ontario, Canada	M5H 3L5
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:  (604) 629-1075

1224 Washington Avenue, Miami Beach, Florida 33139
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On November 24, 2006, Yukon completed a private placement of 5,300,000 flow-through units at a price of US$0.50 per flow-through unit for aggregate gross proceeds of US$2,650,000. Each flow-through unit is comprised of one flow-through common share of Yukon and one-half of one warrant, with each warrant entitling the holder thereof to purchase one non flow-through common share of Yukon at an exercise price of US$0.75 at any time until November 24, 2008. Yukon has agreed to issue to the private placement agent warrants (“Broker Warrants”) in an amount that is equal to 7% of the number of flow-through units sold in the private placement. Each warrant issued to the agent shall entitle the agent to acquire one unit (a “Broker Unit”) at a price of US$0.50 for a period of 24 months following the date of issue thereof. Each Broker Unit is comprised of one non-flow-through common share of Yukon and one-half of one warrant, with each warrant entitling the holder thereof to purchase one non flow-through common share of Yukon at an exercise price of US$0.75 at any time until November 24, 2008. On November 24, 2006, as consideration for services rendered, Yukon issued to the private placement agent (i) a Broker Warrant entitling the holder to acquire 371,000 Broker Units, and (ii) 371,000 shares of common stock of Yukon. Yukon issued the securities outside the United States in reliance upon the exclusion from registration provided by Rule 903 of Regulation S promulgated pursuant to the Securities Act of 1933, as amended.

Item 7.01.   Regulation FD Disclosure

On November 28, 2006, the Registrant released the press release filed herewith as Exhibit 99.1

Item 9.01.    Financial Statements and Exhibits

(c)     Exhibits.

Exhibit 99.1	Description Press Release dated November 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 30, 2006

YUKON RESOURCES CORP. By: /s/ Richard E. Schler Richard E. Schler Chief Financial Officer